EXHIBIT B
                                                                FORM OF DEFERRED
                                                                   INTEREST NOTE


                                                                    EXHIBIT B to
                                                                  Note Indenture

                         FORM OF DEFERRED INTEREST NOTE
                                 (Face of Note)


                                  12% Deferred
                             Interest Note Due 2004


No. DR-                                                                 $_______

TELETRAC, INC., a Delaware corporation (the "Company", which term includes any successor corporation or corporations under the Indenture hereinafter referred
to), promises to pay to ______________________________________________ or
registered assigns the principal sum of _______________________________________
Dollars ($___________) on _________, 2004.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1


          Reference is made to the further provisions of this Deferred Interest Note set forth on the reverse side hereof, which provisions shall for all purposes have the same effect as if set forth at this place.





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          IN WITNESS WHEREOF, the Company has caused this Deferred Interest Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:                                                        TELETRAC, INC.


                                               By:______________________________
Attest:


______________________
Secretary

Certificate of Authentication:

This is one of the 12% Deferred Interest Notes Due 2004 referred to in the within-mentioned Indenture.

[NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION]


By:______________________________________
             Authorized Officer



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

                                 TELETRAC, INC.

                       12% DEFERRED INTEREST NOTE DUE 2004


          1. INTEREST. TELETRAC, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Deferred Interest Note until the principal hereof is paid or made available for payment in accordance with the terms of the Indenture (as defined below) at the rate PER ANNUM shown above. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, commencing on the March 15 or September 15 following the date of original issue of this Deferred Interest Note (each, an "Interest Payment Date"). Interest on the Deferred Interest Notes will accrue from the most recent date through which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company will pay interest on overdue principal at the same rate PER ANNUM borne by the Deferred Interest Notes, and shall pay interest on overdue installments of interest (without regard to grace periods) at the same rate to the extent lawful. On each Interest Payment Date, accrued interest on this Deferred Interest Note will be paid in arrears.

          2. METHOD OF PAYMENT; DEFERRED INTEREST. (a) The Company will pay interest on the Deferred Interest Notes (except defaulted interest) to the persons who are registered holders of Deferred Interest Notes at the close of business on the March 1 or September 1, as the case may be, next preceding the Interest Payment Date. Holders must surrender Deferred Interest Notes to a Paying Agent to collect principal payments. The Company will pay principal and, subject to the provisions of Section 2(b) hereof, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and (except for interest payable in additional Deferred Interest Notes as hereinafter provided) interest by its check payable in such money. The Company may mail an interest check or such additional Deferred Interest Notes to a Holder's registered address.

          (b) As and to the extent provided in Section 2.15 of the Indenture, the Company may elect (a "Deferred Interest Election") to satisfy, in whole or in part, its obligation to pay interest on this Deferred Interest Note on any of the Interest Payment Dates (the "Deferred Interest Payment Dates"), as contemplated by the Indenture by the issuance of additional Deferred Interest Notes in a principal amount equal to 6% of the principal amount of the Deferred Interest Note. The additional Deferred Interest Notes payable pursuant to the Deferred Interest Election shall bear interest at a rate of 12% per annum.

          3. PAYING AGENT AND REGISTRAR. Initially, [Norwest Bank Minnesota, National Association] (the "Trustee") will act as Registrar and Paying Agent.



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The Company may change any Paying Agent, Registrar or co-Registrar without notice, except as specified in the Indenture. Neither the Company nor any of its Affiliates may act as Paying Agent, Registrar or co-Registrar.

          4. INDENTURE. This Deferred Interest Note is one of the Deferred Interest Notes (the "Deferred Interest Notes") issuable under an Indenture dated as of [_______] 15, 1999 (the "Indenture") among the Company and the Trustee. Pursuant to the Indenture, the Deferred Interest Notes are issuable in satisfaction of the Company's obligation to pay interest on (i) the outstanding Notes Due 2004 of the Company in the original principal amount of $15,000,000 originally issued under the Indenture and (ii) other Deferred Interest Notes theretofore issued under the Indenture. The terms of the Deferred Interest Notes include those stated in the Indenture and from and after the date of the qualification of the Indenture under the TIA, those made part of the Indenture by reference to the TIA as in effect on the date of the Indenture and the date on which the Indenture is qualified under the TIA. The Deferred Interest Notes are subject to all such terms, and Holders of the Deferred Interest Notes are referred to the Indenture and the TIA for a statement of them. The Deferred Interest Notes are general unsecured obligations of the Company and designated as the 12% Deferred Interest Notes due 2004. Terms used in this Deferred Interest Note which are defined in the Indenture and not otherwise defined herein have the meanings assigned to them in the Indenture.

          5. OPTIONAL REDEMPTION. The Company may optionally redeem the Deferred Interest Notes at any time, as a whole or from time to time in part, at a redemption price of 100% of the principal amount thereof, together with interest thereon accrued to the redemption date.

          6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Deferred Interest Notes to be redeemed at his registered address. The selection of Deferred Interest Notes for any redemption will be made by the Trustee pursuant to the Indenture. On and after the redemption date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Deferred Interest Notes or portions of them called for redemption and for which funds have been delivered to the Trustee or the Paying Agent.

          7. SUBORDINATION. The Deferred Interest Notes are subordinated to in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Any Holder of a Deferred Interest Note by accepting this Deferred Interest Note agrees to the subordination and authorizes the Trustee to give it effect.

          8. TRANSFER, EXCHANGE. The Deferred Interest Notes are in registered form without coupons. A Holder of a Deferred Interest Note may transfer or exchange Deferred Interest Notes in accordance with the Indenture. The Registrar may require a Holder of a Deferred Interest Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees permitted by the Indenture. The Registrar need not transfer or exchange any


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Deferred Interest Note or portion of a Deferred Interest Note selected for redemption, or transfer or exchange any Deferred Interest Notes for a period of 15 days before a selection of Deferred Interest Notes to be redeemed.

          9. PERSONS DEEMED OWNERS. The registered Holder of a Deferred Interest Note may be treated as the owner of it for all purposes.

          10. UNCLAIMED MONEY, ETC. If money or Deferred Interest Notes for the payment of principal of or interest on the Deferred Interest Notes remains unclaimed for two years, the Trustee or the Paying Agent will deliver such money or Deferred Interest Notes back to the Company at its request. After such delivery, Holders of Deferred Interest Notes entitled to such money or Deferred Interest Notes must look to the Company for payment unless applicable law designates another Person.

          11. AMENDMENT, SUPPLEMENT, WAIVER. Subject to certain exceptions requiring the consent of each Holder of a Deferred Interest Note to be affected, the Indenture or the Deferred Interest Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, and any past default or compliance with certain provisions may be waived with the consent of the holders of a majority in principal amount of the outstanding Notes. Without the consent of any Holder of a Deferred Interest Note, the Company may amend or supplement the Indenture or the Deferred Interest Notes to cure any ambiguity, omission, defect or inconsistency, to provide for assumption of obligations to Holders of Deferred Interest Notes upon certain mergers and consolidations, to provide for uncertificated Deferred Interest Notes in addition to certificated Deferred Interest Notes, to comply with the requirements of the TIA, to add additional covenants of the Company, to surrender rights of the Company or to make any change that does not adversely affect the rights of any Holder of a Deferred Interest Note.

          12. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Deferred Interest Notes and the Indenture, and upon the satisfaction of certain other conditions provided in the Indenture, the predecessor corporation will be released from those obligations.

          13. DEFAULTS AND REMEDIES. Events of Default under the Indenture are defined in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 33 1/3% in principal amount of the outstanding Notes may declare all the Deferred Interest Notes to be due and payable immediately. Holders of Deferred Interest Notes may not enforce the Indenture or the Deferred Interest Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Deferred Interest Notes. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Deferred Interest Notes notice of any continuing default (except a


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default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file quarterly reports with the Trustee as to the absence or existence of defaults.

          14. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to (including loans which constitute Senior Indebtedness), accept deposits from, and perform services for the Company, or any Affiliates of the Company and may otherwise deal with the Company or any Affiliates of the Company, as if it were not the Trustee.

          15. NO RECOURSE AGAINST OTHERS. A director, officer, employee or or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Deferred Interest Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Deferred Interest Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Deferred Interest Notes.

          16. AUTHENTICATION. This Deferred Interest Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Deferred Interest Note.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of a Deferred Interest Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder of a Deferred Interest Note Note upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Teletrac, Inc.
                  3220 Executive Ridge, Suite 100
                  Vista, CA 92083
                  Attention: General Counsel



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


                                 ASSIGNMENT FORM


Assignment of this Deferred Interest Note requires completion of the form below and obtaining of a signature guarantee.


I or we assign and transfer this Deferred Interest Note to _____________________
________________________________________________________________________________
              (Insert assignee's social security or TAX ID number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
                                           (Agent)

agent to transfer this Deferred Interest Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________           Your signature:___________________________________
                               Sign exactly as your name appears
                               on the other side of this Deferred Interest Note)


Signature Guarantee: ___________________________________________________________

IMPORTANT NOTICE: When you sign your name to this Assignment Form without filling in the name of your "Assignee" or "Agent," this Deferred Interest Note becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed Deferred Interest Note, it is recommended that you either
(i) fill in the name of the new owner in the "Assignee" blank, or (ii) if you are sending the signed Deferred Interest Note to your bank or broker, fill in the name of the bank or broker in the "Agent" blank. Alternatively, instead of using this Assignment Form, you may sign a separate "power of attorney" form and then mail the unsigned Deferred Interest Note and the signed "power of attorney" in separate envelopes. For added protection, use certified or registered mail for a Deferred Interest Note.



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